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                                                               EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Norfolk Scientific, Inc.:

We consent to the incorporation by reference in the registration statement No. 333-02001 on Form S-3 of International Remote Imaging Systems, Inc. of
(i) our report dated May 26, 1995, with respect to the balance sheets of Norfolk Scientific, Inc. as of March 31, 1995 and 1994, and the related statements of income and accumulated deficit and cash flows for the years then ended and (ii) our report dated May 27, 1994, except as to note 7 which is as of February 17, 1995, and note 5 which is as of March 16, 1995, with respect to the balance sheets of Norfolk Scientific, Inc. as of March 31, 1994 and 1993, and the related statements of operations and accumulated deficit and cash flows for the years then ended, which reports appear in the Form 8-K of International Remote Imaging Systems, Inc. dated February 16, 1996, and to the reference to our Firm under the heading "Experts" in the Prospectus.


                                      KPMG PEAT MARWICK LLP

Boston, Massachusetts
April 19, 1996